UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2017

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Yes  ☒    No  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
On June 16, 2017, Mr. Andrew Puhala departed Era Group Inc. (the “Company”) as Senior Vice President, Chief Financial Officer.  Mr. Puhala and the Company have entered into a Separation and Consulting Agreement dated June 22, 2017 (the “Separation Agreement”) to specify the terms of his departure from the Company.  Pursuant to the Separation Agreement, Mr. Puhala’s employment with the Company ceased effective as of June 16, 2017 (the “Separation Date”).
The Separation Agreement provides Mr. Puhala with the following principal severance benefits, contingent upon Mr. Puhala’s execution and delivery of a customary release of claims: (i) a lump sum cash payment of $42,835 in respect of previously awarded but deferred incentive cash bonuses and any interest accrued thereon; (ii) a lump sum cash payment following termination of the Consulting Period (as defined below) of $65,000 in respect of a pro-rated portion of Mr. Puhala’s fiscal year 2017 annual bonus; (iii) a cash payment in respect of accrued but unused vacation time through the Separation Date; (iv) 40,826 shares of unvested Company restricted common stock held by Mr. Puhala will vest and become non-forfeitable; and (v) Mr. Puhala’s unvested stock options to acquire 10,000 of the Company’s shares will vest and become exercisable through the earlier of (A) the 90th day following the end of the Consulting Period and (B) the expiration of the original term of the applicable stock option.
Under the terms of the Separation Agreement, Mr. Puhala will serve as a consultant to the Company, on an as-needed basis regarding the Company’s business and operations and the transition of his duties, beginning on or about June 22, 2017 to and ending on or about October 22, 2017; provided that the consulting term will expire earlier upon Mr. Puhala’s death or disability or upon a breach by Mr. Puhala (as applicable, the “Consulting Period”). For these services, Mr. Puhala will receive a consulting fee of $22,916.67 per month.
Pursuant to the Separation Agreement, Mr. Puhala is required to comply with certain restrictive covenants regarding nondisclosure of Company information, non-disparagement, non-competition and non-solicitation of Company customers and employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: June 23, 2017	By:	/s/ Jennifer D. Whalen

	Name:	Jennifer D. Whalen
	Title:	Vice President, Acting Chief Financial Officer